Contacts:                                                        Exhibit 99.1

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Release 8 a.m. EST

March 22, 2006

Tripos and Cara Therapeutics Announce Medicinal Chemistry Partnership

Alliance to Address Unmet Medical Needs in the Treatment of Pain and Inflammation

ST. LOUIS, and BUDE, England - March 22, 2006 - Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced that Tripos Discovery Research Ltd. (TDR), based in Bude, England, has formed a new research collaboration with Cara Therapeutics, an emerging U.S. biotechnology company based in Tarrytown, N.Y. Cara is focused on developing novel therapeutics to treat medical conditions associated with pain and inflammation. Terms of the agreement were not disclosed.

A dedicated team of computational and medicinal chemists at TDR will work in partnership with Cara's project team to support its drug discovery programs. By combining Tripos' proprietary informatics tools with its expertise in medicinal chemistry, TDR's chemists will focus on the development of novel molecules for Cara's specific needs. Based on Tripos' contribution, these molecules have the potential to progress into full clinical development more quickly than current industry norms.

"I am confident in Tripos' capabilities to accelerate discovery programs," said Dr. Derek Chalmers, CEO and president of Cara Therapeutics. "Tripos' domain expertise in this therapeutic area complements our own, and we look forward to a fruitful partnership."

- more -

Tripos and Cara Therapeutics Announce Medicinal Chemistry Partnership                                                            Page 2

"We are delighted that Cara has selected Tripos Discovery Research to support its efforts to discover new medicines in the area of neuropathic pain," said Dr. Mark Allen, senior vice president and managing director of TDR. "The therapeutic options currently available to treat these debilitating conditions are very limited. This relationship, which leverages a component of our G-protein-coupled receptor (GPCR) LeadDiscovery™ library, underscores the high value attributed to our expertise and therapeutic medicinal chemistry capabilities."

General

This press release contains forward-looking statements concerning, among other things: (1) expectations regarding future revenues and earnings, resource allocation and capacity; (2) expectations regarding existing and future opportunities for drug discovery collaborations; and (3) expectations regarding the success of Tripos' LeadDiscovery program. These statements are based upon numerous assumptions which Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company's filings with the Securities and Exchange Commission, including, without limitations those factors set forth in the Company's Form 10-K for the fiscal year ended Dec. 31, 2004, and from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

# # #

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries.

All other trademarks mentioned in this document are the property of their respective owners.